EXHIBIT NO. 5.1

June 26, 2009

Medarex, Inc.

707 State Road

Princeton, NJ 08540

Re:              500,000 Shares of Common Stock, Par Value $.01, of Medarex, Inc.

Gentlemen and Ladies:

We have acted as counsel to Medarex, Inc., a New Jersey corporation (the “Company”), in connection with the issuance by the Company of an additional 500,000 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (“Common Stock”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) filed today with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Medarex, Inc. 2002 Employee Stock Purchase Plan (the “Plan”).

As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion.  Based upon the foregoing, it is our opinion that the Shares, when issued, delivered and paid for in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

Our opinion contained herein relates solely to the laws of the State of New Jersey and we express no opinion herein concerning the laws of any other jurisdiction.

Our opinion contained herein is rendered to the Company in connection with the filing by the Company of the Registration Statement with the SEC pursuant to the Securities Act and is solely for the benefit of the Company in connection with such filing.  This opinion may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations promulgated by the SEC.

Very truly yours,

/s/ DECHERT LLP